UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

IMAGING3, INC.

(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3022 North Hollywood Way, Burbank, CA	91505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 260-0930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 16, 2017, at a Special Meeting of Stockholders (the “Special Meeting”) of Imaging3, Inc. (the “Company”), the Company’s stockholders approved the two proposals listed below. The final results for the votes regarding each proposal are set forth below. The total number of outstanding shares of common stock entitled to vote based at the meeting (based on the September 18, 2017 record date) was 295,443,077 votes, and there were present at the meeting, in person or by proxy, 175,665,124 votes, which number constituted a quorum for the meeting. The details of each matter voted upon at the meeting is set forth in our definitive proxy statement for the annual meeting of stockholders, which has been filed with the Securities and Exchange Commission. The results of the voting of each such matter are presented in (b) below. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting (the “Proxy”), filed with the Securities and Exchange Commission on October 3, 2017.

1.	To approve an amendment to our articles of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, no par value (“Common Stock”) at a ratio of not less than 1-8 and not greater than 1-for-30, with the exact ratio to be established at the discretion of our board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,199,093	17,249,193	2,206,838	0

2.	To approve the reincorporation of Imaging3, Inc. from California to Delaware:

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,585,920	4,240,227	959,820	43,869,157

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING3, INC.
(Registrant)

Date: November 17, 2017	By:	/s/ Dane Medley
Dane Medley, President

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